SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

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[ ] Preliminary Consent Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Consent Statement

[ ] Definitive Additional Materials

[X] Soliciting Material Under Rule 14a-12

Associated Estates Realty Corporation

(Name of Registrant as Specified In Its Charter)

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Marcus E. Bromley

Michael J. DeMarco

Charles M. Elson

Dana K. Hamilton

Gregory F. Hughes

R. Scot Sellers

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On November 17, 2014, Land & Buildings Investment Management, LLC and its affiliates issued by press release a public letter to shareholders of Associated Estates Realty Corporation (the "Company") announcing its intention to nominate seven individuals for election as directors of the Company at the Company's 2015 annual meeting of shareholders. A copy of the press release is filed herewith as Exhibit 1.

Information regarding the Participants in a solicitation of proxies of the shareholders of the Company in connection with the 2015 annual meeting of shareholders is filed herewith as Exhibit 2.